EXHIBIT 99.2
SECURITY AGREEMENT
          THIS SECURITY AGREEMENT (“Agreement”), dated as of                       , 200     , is made by                       ,                        (“Grantor”), in favor of SECURED PRINCIPAL, LLC, a Delaware limited liability company (“Secured Party”).
RECITALS
          A. Secured Party has agreed to make a certain loan to Grantor in the amount of                        and      /100 Dollars ($                      ) (“Loan”), evidenced by a Secured Promissory Note of even date herewith (“Note”), which Note is secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (“Deed of Trust”) of even date herewith.
          B. In connection with the making of such Loan and as security for all obligations of Grantor (the “Obligations”) under the Note, the Deed of Trust and all of the other agreements, documents and instruments entered into or executed by Grantor in connection with the Loan (collectively, the “Loan Documents”), Secured Party is requiring that Grantor execute and deliver this Agreement and grant the security interest contemplated by this Agreement.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. DEFINED TERMS. Except as otherwise defined or redefined herein, the defined terms used herein shall have the meanings defined in the Deed of Trust. The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):
          “Accounts” shall mean all “accounts,” as such term is defined in section 9102(a)(2) of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Grantor (including, without limitation, under any trade names, styles or divisions thereof), whether arising out of goods sold or services rendered by Grantor or from any other transaction, whether or not the same involves the sale of goods or services by Grantor (including, without limitation, any such obligation that might be characterized as an account or contract right under the UCC), and all of Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Grantor under all contracts for the sale of goods or the performance of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
          “Chattel Paper” shall mean all “chattel paper,” as such term is defined in section 9102(a)(11) (b) of the UCC, now owned or hereafter acquired by Grantor.
          “Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Grantor may now own or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, except to the extent that the assignment or pledge of Grantor’s rights thereunder would constitute a breach of or default under such contract, undertaking or other agreement.

          “Copyrights” shall mean all of the following now or hereafter acquired by Grantor: (i) all copyrights and registrations and applications therefor, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.
          “Documents” shall mean all “documents,” as such term is defined in section 9102 (a)(30) of the UCC, now owned or hereafter acquired by Grantor.
          “Equipment” shall mean all “equipment,” as such term is defined in section 9102(a)(33) of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
          “General Intangibles” shall mean all “general intangibles,” as such term is defined in section 9102(a)(42) of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all right, title and interest that Grantor may now or hereafter have in or under any and all Contracts, customer lists, customer data, Copyrights, Trademarks, Patents, rights in any other intellectual property, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software (including source code), data bases, data, skill, expertise, experience, processes, models, drawings, materials and records now owned or hereafter acquired by Grantor, goodwill and rights of indemnification.
          “Instruments” shall mean all “instruments,” as such term is defined in section 9102(a)(47) of the UCC, now owned or hereafter acquired by Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.
          “Inventory” shall mean all “inventory,” as such term is defined in section 9102(a)(48) of the UCC, now owned or hereafter acquired by Grantor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by Grantor that are held for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods.
          “Licenses” shall mean all Patent Licenses, Trademark Licenses and other licenses as to which Secured Party has been granted a security interest hereunder, except to the extent that any of such licenses will be breached by the assignment or pledge of Grantor’s rights hereunder.
          “Patent Licenses” shall mean all of the following now owned or hereafter acquired by Grantor: all written agreements granting any right to practice any invention on which a Patent is in existence, except to the extent that any of such written agreements would be breached by the assignment or pledge of Grantor’s rights thereunder.
          “Patents” shall mean all of the following now or hereafter owned by Grantor: (i) all patents and patent applications, (ii) all inventions and improvements described and claimed therein, (iii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to such Company with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (v) all rights to sue for past, present and future infringements or misappropriations thereof, and (vi) all other rights corresponding thereto throughout the world.
          “Proceeds” shall mean all “proceeds,” as such term is defined in section 9102(a)(64) of the UCC and, in any event, shall include, without limitation, (i) all proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral (as defined below), (ii) all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) all claims of Grantor against third parties (A) for past, present or future infringement of any Patent or breach of a Patent License or (B) for past, present or future infringement or dilution of any Trademark or breach of a Trademark License or for injury to the goodwill associated with any Trademark or Trademark registration and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
          “Trademarks” shall mean all of the following now owned or hereafter acquired by Grantor: (i) all trade-marks (including service marks, logos and trade names, whether registered or at common law), registrations and applications therefor, and the goodwill of Grantor’s product or business associated therewith and symbolized thereby, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements, dilutions or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.
          “Trademark Licenses” shall mean all of the following now owned or hereafter acquired by Grantor: all written agreements granting any right to use any Trademark or Trademark registration, except to the extent that any of such written agreements would be breached by the assignment or pledge of Grantor’s rights thereunder.
          “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.
          2. GRANT OF SECURITY INTEREST.
               (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations and to induce Secured Party to make the Loan in accordance with the terms thereof, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor’s right, title and interest in, to and under the following (all of which being referred to herein collectively as the “Collateral”):
                    (i) All goods, building and other materials, supplies, work in process, Equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property; all Inventory, Accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, General Intangibles, software, Chattel Paper, Instruments, Documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and Proceeds, any other rights to the payment of money, trade names, Trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Borrower; all permits, consents, approvals, Licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Borrower with respect to the Property; all advance payments of insurance premiums made by Borrower with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Lender, whether or not disbursed; all funds deposited with Lender pursuant to any Loan Document; all reserves, deferred payments, deposits, Accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof; together with all replacements and Proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing;
                    (ii) all other goods of Grantor whether tangible or intangible or whether now owned or hereafter acquired by Grantor and wherever located; and
                    (iii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

               (b) This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all of the Obligations, including those arising under successive transactions which shall either continue the Obligations, increase or decrease them, or from time to time create new Obligations after all or any prior Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other person or any other event or proceeding affecting any person.
          3. FURTHER ASSURANCES. At any time and from time to time at the request of Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party’s security interests granted pursuant to this Agreement. At any time and from time to time, Grantor shall take all such other actions as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in this Agreement. At Secured Party’s request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, a security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any of the Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor shall upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other person to such issuers or such obligors or to any such registrar or transfer agent or trustee.
          4. LIMITATIONS ON SECURED PARTY’S OBLIGATIONS. Secured Party shall not have any obligation or liability under any contract or by reason of or arising out of this Agreement or the granting to Secured Party of a security interest therein or the receipt by Secured Party of any payment relating to any contract or pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          5. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants that:
               (a) Except for the security interest granted to Secured Party pursuant to this Agreement, Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all liens.
               (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Agreement and the other Loan Documents and the permitted encumbrances previously approved by the Secured Party (the “Permitted Encumbrances”).
               (c) To the best of Grantor’s knowledge, there exist no (i) contracts, undertakings, or other agreements in or under which Grantor has any right, title or interest or (ii) other license under which Grantor has rights, which would be breached by the assignment or pledge or Grantor’s rights thereunder pursuant to the terms of this Agreement.
          6. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Agreement and until the Obligations are fully satisfied:
               (a) Payment of Liens and Assessments. Grantor shall pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral owned by Grantor, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, liens and assessments, Secured Party at Secured Party’s option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.
               (b) Repair and Maintenance. Grantor shall, to the extent consistent with good business practice, keep the Collateral owned by Grantor in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property.
               (c) Preservation and Protection. Grantor shall take all steps to preserve and protect the Collateral.
               (d) Insurance. Grantor shall maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Documents and as is consistent with sound business practice. Grantor shall cause Secured Party to be designated as an additional insured and loss payee with respect to such insurance, and obtain the written agreement of the insurers that such insurance shall not be canceled, terminated or materially modified to the detriment of Secured Party without at least thirty (30) days prior written notice to Secured Party. Grantor shall furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor. If Grantor fails to maintain such insurance, Secured Party may arrange for such insurance at Grantor’s expense and without any responsibility on Secured Party’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default under any of the Loan Documents (“Event of Default”) which is not waived or cured to Secured Party’s satisfaction, Secured Party shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Secured Party, have the sole right, in the name of Secured Party or Grantor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
               (e) Damage; Removal. Grantor shall promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and except for the disposition of collections and other Proceeds of the Collateral permitted under this Agreement, Grantor shall not remove or permit to be removed any part of the Collateral from Grantor’s place of business without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Deed of Trust.
               (f) Compliance with Laws, etc. Grantor shall not, nor cause or allow, the Collateral to be used for any unlawful purpose or in violation of any law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith. Grantor shall comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of Grantor’s business, except where the failure to comply would not have a material adverse effect; provided, however, that Grantor may contest any act, regulation, order, decree or direction in any reasonable manner that shall not materially and adversely affect Secured Party’s rights hereunder or the priority of Secured Party’s security interest in the Collateral.
               (g) Indemnification. In any suit, proceeding or action brought by Secured Party relating to the Collateral, or to enforce any provision of the Collateral, Grantor shall save, indemnify and keep Secured Party harmless from and against all reasonable expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach or default by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, and all such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Secured Party.
               (h) Further Identification of Collateral. Grantor shall if so requested by Secured Party furnish to Secured Party, as often as Secured Party reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.
               (i) Name/Address Change. In the event Grantor changes Grantor’s name, business address or organizational structure as they are set forth herein or in the Deed of Trust, Grantor shall notify Secured Party in writing of such name and/or address change promptly, but in any event, within thirty (30) days thereof; provided that if such change may make any financing statement file in connection herewith materially misleading, Grantor shall provide Secured Party with such notice at least thirty (30) days prior to the effective date of the change.
               (j) Notification of Third Parties. If any Collateral at any time is in the possession of one or more persons other than Grantor, Grantor, if requested by Secured Party, shall notify such person(s), in writing, of Secured Party’s security interest covering such Collateral and shall instruct such person(s) to hold such Collateral for the account and benefit of Secured Party and subject to the instructions of Secured Party.
               (k) Limitation on Liens on Collateral. Grantor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral except Permitted Encumbrances, and shall defend the right, title and interest of Secured Party in and to any of Grantor’s rights under the Collateral.
               (l) Notification of Liens. Grantor shall advise Secured Party promptly, in reasonable detail, (i) of any material lien, security interest, encumbrance or claim made or asserted against any of the Collateral and (ii) of the occurrence of any other event that would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.
          7. RIGHTS OF SECURED PARTY. At any time (whether or not an Event of Default has occurred), without notice or demand and at the expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of Grantor under this Agreement or any other Loan Document. At any time and from time to time, at the expense of Grantor with regard to the portion of the Collateral owned by it, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the Collateral and the amounts owing thereon; and (iii) cause the Collateral to be registered in the name of Secured Party, as legal owner for purposes of security hereunder. Grantor shall maintain books and records pertaining to the Collateral in such detail, form and scope as Secured Party shall require consistent with Secured Party’s interests hereunder. Grantor shall at any time at Secured Party’s request mark the Collateral and/or such Grantor’s ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party’s security interests. Secured Party shall at all times have full access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of Grantor shall be carried out by Secured Party through Grantor’s independent auditors unless Secured Party shall then have the right directly to notify obligors on the Collateral. Secured Party shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.
          8. POSSESSION OF COLLATERAL BY SECURED PARTY. All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in Secured Party’s possession, custody and control. Any or all of the Collateral delivered to Secured Party may be held in an interest bearing or non-interest bearing account, in Secured Party’s sole and absolute discretion, and Secured Party may, in Secured Party’s discretion, apply any such interest to payment of the Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuation of an Event of Default, whenever any of the Collateral is in

Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Grantor’s obligations with respect thereto, or otherwise. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by any Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any person with respect to any Collateral.
          9. SECURED PARTY’S APPOINTMENT AS ATTORNEY-IN-FACT.
               (a) Grantor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:
                         (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Grantor or Secured Party’s own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
                         (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and
                         (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantor’s expense, at any time, or from time to time, all acts and things that Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest and lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

               (b) Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, Secured Party will forebear from exercising the power of attorney or any rights granted to Secured Party pursuant to this Section. Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.
               (c) The powers conferred on Secured Party hereunder are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that Secured Party actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.
               (d) Grantor also authorizes Secured Party, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, (i) to communicate in Secured Party’s own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts hereunder and other matters relating thereto, and (ii) to execute, in connection with the sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
          10. PERFORMANCE BY SECURED PARTY OF GRANTOR’S OBLIGATIONS. If Grantor fails to perform or comply with any of Grantor’s agreements contained herein and Secured Party, as provided for by the terms of this Agreement, shall itself elect to perform or comply, or otherwise cause performance or compliance, with such agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance, together with interest thereon at the Default Rate as provided in the Note, shall be payable by Grantor to Secured Party on demand and shall constitute Obligations secured hereby.
          11. REMEDIES, RIGHTS UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable law or in equity or under this Agreement or under any other Loan Document, all rights and remedies of a secured party under the UCC as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under any other Loan Document, or the enforceability of the liens and security interests created hereby:
               (a) to foreclose the liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process;
               (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same;
               (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party;
               (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party;
               (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the collateral;

               (f) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral;
               (g) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto;
               (h) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of any Grantor;
               (i) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor may be applied by Secured Party without notice to Grantor to the Obligations in such order and manner as Secured Party in its sole discretion shall determine;
               (j) to insure, process and preserve the Collateral;
               (k) to exercise all rights, remedies, powers or privileges provided under the Loan Documents;
               (l) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of Grantor’s supplies, equipment, facilities and space at Grantor’s places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral owned by Grantor or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy (as between Grantor and Secured Party) of any premises owned, leased or otherwise used by Grantor for such purposes and for such periods of time as required by Secured Party;
               (m) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that Secured Party will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and
               (n) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral, all at Secured Party’s sole option and as Secured Party in Secured Party’s sole discretion may deem advisable. Grantor shall, at Secured Party’s request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and shall make available to Secured Party, free of cost, all premises, equipment and facilities of Grantor for the purpose of Secured Party’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.
          Upon the occurrence and during the continuation of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and Proceeds thereof. Taking possession of the

Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.
          Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor’s place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as Secured Party in Secured Party’s sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any person on Secured Party’s behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Grantor and any other person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.
          Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor, notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. Grantor agrees that any public or private sale shall be deemed to be commercially reasonable if (i) Secured Party mails written notice of such sale by first class mail, postage prepaid, to Grantor at Grantor’s address set forth herein, or delivered or otherwise sent to Grantor, at least ten (10) days before the date of the sale (ii) Secured Party publishes notice of such sale in a local daily newspaper of general circulation once per week for two weeks immediately preceding such sale and (iii) upon receipt of any written request, Secured Party makes the Collateral to be sold available to any bona fide prospective purchaser for inspection during reasonable business hours. Secured Party shall be entitled to conduct any public or private sale in any other commercially reasonable manner permitted by law.
          Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other person claiming through Grantor, and Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in cash any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.
          12. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective, should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          13. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          14. COSTS AND EXPENSES. Grantor agrees to pay to Secured Party all costs and expenses (including attorneys’ fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including attorneys’ fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including the right to perform any Obligation of Grantor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be paid to Secured Party by Grantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Note.
          15. NO WAIVER; CUMULATIVE REMEDIES. Secured Party shall not by any act, delay, omit or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Secured Party and, if applicable, by Grantor.
          16. SUCCESSORS AND ASSIGNS; GOVERNING LAW.
               (a) This Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, all future holders of an interest in the Note and their respective successors and assigns as permitted in the Note. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Secured Party hereunder.
               (b) THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE RULES OF CONFLICTS OF LAW.
          17. FURTHER INDEMNIFICATION. Grantor shall indemnify and hold Secured Party and Secured Party’s members, directors, officers, employees, agents, attorneys and advisors (each an “Indemnified Party”) harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, attorneys’ fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by an Indemnified Party as a result of Secured Party having entered into this Agreement or exercised any of its rights or remedies hereunder; provided, however, that Grantor shall not be liable for such indemnification of an Indemnified Party to the extent that any such suit, claim, damage, loss, liability or expense results solely from the Indemnified Party’s gross negligence or willful misconduct. Grantor shall pay, and hold Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, other than liabilities which result from Secured Party’s own gross negligence or willful misconduct.
          18. WAIVER OF MARSHALLING. Grantor agrees that Secured Party shall be under no obligation to marshal any assets in favor of Grantor in payment of any or all of the Obligations and Grantor hereby waives any statutory, implied or legal right to require marshalling of any assets in connection with any enforcement of any right by Secured Party.
          19. WAIVER OF PRESENTMENT. Grantor hereby waives any right to presentment, demand, protest or any notice of any kind in connection with this Agreement or any of the Collateral to the maximum extent permitted by applicable law.
          20. STATUTE OF LIMITATIONS AND OTHER LAWS. Until the Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.
          21. OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any of the other Loan Documents, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the any of the Loan Documents are incorporated herein by this reference.
          22. NOTICES. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given or served when actually received by the party to which such notice is addressed at their address set forth below. If delivery of such notice is refused by addressee, such notice shall be deemed to have been properly given on the date delivery to such addressee is attempted and refused. The effective date of any notice given as aforesaid shall be the date of actual receipt by the addressee, or if delivery is refused, the date delivery is attempted. For purposes hereof, the addresses are as follows:

If to Grantor:

Attn:
Facsimile:

with a courtesy
copy to:

Attn:
Facsimile:

If to Secured Party:	Secured Principal, LLC

Attn:
Facsimile:

with a courtesy
copy to:

Attn:
Facsimile:
          Notwithstanding the foregoing agreement to provide a courtesy copy, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Grantor to any remedy whatsoever. Any notice duly given to Grantor shall be effective whether or not the courtesy copy was given. Any party may designate a change of address by written notice to the others, which notice must be received at least ten (10) days before such change of address is to become effective.
          24. TERMINATION. This Agreement shall terminate and be of no further force or effect at such time when all obligations of Secured Party to lend Grantor sums under the terms of the Loan Documents have been terminated and all of the Obligations have been paid in full and fully performed. Upon full payment and full performance of the Obligations, Secured Party shall deliver to Grantor such documents as Grantor may reasonably request to evidence such termination.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

“GRANTOR” , (a)n
By:
Name:
Its:

By:
Name:
Its:

“SECURED PARTY” SECURED PRINCIPAL, LLC, a Delaware limited liability company
By:
Name:
Its:

By:
Name:
Its: